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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Doubletree Corporation on Form S-3 of our report dated February 24, 1996, on Red Lion Hotels, Inc. as of and for the ten months ended December 31, 1995 and of Red Lion, a California Limited Partnership, for the seven months ended July 31, 1995, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Portland, Oregon
September 27, 1996